EXHIBIT 10.1

Trustee Compensation
(as revised March 15, 2006)

          1.     Annual Fee:

                  a.      $35,000.

                  b.      payable at annual meeting of shareholders.

                  c.      payable in cash or common shares (valued at closing price on date of annual meeting of shareholders), at the election of each Trustee.

                  d.      cash portion is eligible for deferral into the Deferred Compensation Plan.

          2.     Annual Equity Award:

                  a.      $40,000 in “restricted” common shares.

                  b.      number of shares computed based on closing price on date of annual meeting of shareholders.

                  c.      shares vest in three equal annual installments, commencing on the first anniversary of the award date.

                  d.      unvested shares vote and are entitled to dividends.

                  e.      restricted common shares are not eligible for deferral into the Deferred Compensation Plan.

          3.     Per Board Meeting Fee:

                  a.      $1,500.

                  b.      payable in cash.

                  c.      eligible for deferral into the Deferred Compensation Plan.

          4.     Per Committee Meeting Fee:

                  a.      $1,000.

                  b.      payable in cash.

                  c.      not eligible for deferral into the Deferred Compensation Plan.

i

          5.     Per informal Board Informational Meeting Fee:

                  a.      $1,500.

                  b.      payable in cash.

                  c.      not eligible for deferral into the Deferred Compensation Plan.

          6.     Chair Fees:

                  a.      Board Chair – $45,000 per year, payable in cash, at annual meeting of shareholders.

                  b.      Audit Committee Chair – $15,000 per year, payable in cash, at annual meeting of shareholders.

                  c.      Compensation Committee Chair – $10,000 per year, payable in cash, at annual meeting of shareholders.

                  d.      Corporate Governance Committee Chair – $10,000 per year, payable in cash, at annual meeting of shareholders.

                  e.      Chair fees are not eligible for deferral into the Deferred Compensation Plan.

          7.     Miscellaneous: Fees are payable for meeting attendance, whether in person or by phone.

ii